UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

ONE2ONE LIVING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54024	None
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3585 North Courtenay Parkway, Suite 5, Merritt Island, Florida 32953

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 407-9797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 25, 2013, ONE2ONE LIVING CORPORATION (the “Company”) entered into a settlement agreement with G5 Capital LLC (“G5 Capital”), a Limited liability company incorporated in the State of North Carolina, pursuant to which the Company shall issue 4,000,000 (Four Million) shares of common stock of the Company to G5 Capital for payment in full of an original promissory note, dated January 10, 2013. The Note was issued as compensation to G5 Capital for consulting services to be rendered.

Item 3.02 Unregistered Sales of Equity Securities.

As described in response to Item 1.01 above, on September 25, 2013, the Company entered into the Agreements, pursuant to which it is obligated to issue 4,000,000 (Four Million) shares of Common Stock to G5 Capital for the settlement. The share issuance represents approximate 1.78% of Company’s common stock based on 224,437,400 shares currently issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONE2ONE LIVING CORPORATION

Date: October 3, 2013	By:	/s/ Mary Spio
Name: Mary Spio
Title: President